SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 12, 2004

FIRSTBANK CORPORATION
Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-14209 (Commission File Number)	38-2633910 (IRS Employer Identification no.)

311 Woodworth Avenue Alma, Michigan	48801
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number,
including area code: (989) 463-3131

[    ]   Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 AND ITEM 2.03.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Introduction

On October 12, 2004, Firstbank Corporation (“Firstbank”) entered into several agreements providing for the private sale of Floating Rate Preferred Securities by its newly formed Delaware trust subsidiary, Firstbank Capital Trust I (the “Trust”) to STI Investment Management, Inc., a Delaware corporation (the “Purchaser”). The sale of the Preferred Securities to the Purchaser for $10,000,000 was completed on October 12, 2004. The agreements provide for the Trust to sell $310,000 of Common Securities to Firstbank, which was completed on October 12, 2004. The proceeds of the Preferred Securities were used by the Trust on October 12, 2004 to purchase the Floating Rate Notes described below that were issued by Firstbank.

Firstbank will use approximately $9.0 million of the proceeds from its Floating Rate Notes to pay down the balance on Firstbank’s line of credit. Firstbank had borrowed under its line of credit to finance its common stock self tender offer completed in August 2004.

The principal agreements that Firstbank has entered into in connection with this trust preferred transaction are briefly described below.

Junior Subordinated Indenture

On October 12, 2004, Firstbank entered into a Junior Subordinated Indenture (the “Indenture”) with Wilmington Trust Company as trustee. The Indenture provides for the issuance by Firstbank of Floating Rate Junior Subordinated Notes due 2034 (the “Floating Rate Notes”) aggregating $10,310,000 in principal amount. The Floating Rate Notes bear interest at the three-month LIBOR rate plus 1.99%. Interest is payable on each January 18, April 18, July 18 and October 18. The interest rate, which adjusts every three months, is currently 4.05% per annum.

Under the Indenture, Firstbank has the option, as long as it is not in default under certain specified provisions of the Indenture, at any time and from time to time, to defer the payment of interest on the Floating Rate Notes for up to twenty consecutive quarterly interest payment periods. During any such extension period, or while an event of default exists under the Indenture, the Indenture imposes restrictions on Firstbank’s ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or to make payments of principal, interest or premium on, or repay, repurchase or redeem, any debt securities it may issue that rank equal or junior to the Floating Rate Notes.

The Floating Rate Notes mature 30 years after their date of issuance, and can be redeemed in whole or in part by Firstbank, at its option, at 100% of their principal amount and accrued and unpaid interest, at any time after the fifth anniversary of the first interest payment date. Firstbank may also redeem the Floating Rate Notes in full, at its option, at 100% of their principal amount and accrued and unpaid interest during the continuance of certain “capital disqualification events,” “investment company events” or “tax events” specified in the Indenture. The payment of principal and interest on the Floating Rate Notes is subordinate and subject to the right of payment of all Senior Debt of Firstbank as provided for in the Indenture. The Floating Rate Notes are issuable in registered form in minimum denominations of $100,000 and in integral multiples of $1,000.

The holders of 25% or more of the outstanding principal amount of a series of the Floating Rate Notes, or the trustee for such holders, may by notice to Firstbank (and in some cases also to the trustee) declare the principal amount of all of the Floating Rate Notes of that series due and payable immediately upon the occurrence of certain events of default specified in the Indenture. These events of default include (i) failure to pay any interest when due following the nonpayment of any such interest for twenty or more consecutive quarterly interest payment periods, and (ii) certain acts of Firstbank or the entry of a specified court order regarding Firstbank, relating to bankruptcy, insolvency, reorganization, appointment of a receiver or liquidator, or similar matters. In some cases the holders of at least 25% of the liquidation amount of the Preferred Securities of the Trust that holds the series of Floating Rate Notes may have rights to accelerate the maturity of the corresponding series of Floating Rate Notes, if upon the occurrence of a specified event of default, the holders of the Floating Rate Notes do not take action to do so.

The Indenture provides for the payment of reasonable compensation of the trustee under the Indenture and of its expenses. It also provides for Firstbank’s indemnification of the trustee and its affiliates, and their officers, directors, shareholders, agents, representatives and employees against loss, damage, and other liabilities relating to the trust or performance of its duties.

On October 12, 2004, Firstbank issued $10,310,000 of Floating Rate Notes to Wilmington Trust Company, as Property Trustee under the Amended and Restated Trust Agreement dated October 12, 2004 described below, and received payment of $10,310,000.

Amended and Restated Trust Agreement

On October 12, 2004, Firstbank entered into an Amended and Restated Trust Agreement for the Trust among Firstbank, as Depositor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and Thomas R. Sullivan, Samuel G. Stone, and Richard Rice as Administrative Trustees (the “Trust Agreement”). Each of the Administrative Trustees is an officer of Firstbank.

The Trust Agreement provides for the issuance of two classes of Trust Securities. These two classes are Floating Rate Preferred Securities (“Preferred Securities”) and Floating Rate Common Securities (“Common Securities”). The Preferred Securities have an aggregate liquidation amount of $10,000,000; and the Common Securities have an aggregate liquidation amount of $310,000. The Trust Agreement provides for distributions to be paid on the Preferred Securities and the Common Securities, based on the liquidation amount of the outstanding Trust Securities, at the same rates and times as interest is payable on the Floating Rate Notes issued by Firstbank to the Property Trustee under the Trust. Each Trust Security has a liquidation amount of $1,000. The Preferred Securities are issued in minimum denominations of $100,000 of liquidation amount, and integral multiples of $1,000. Maturity, redemption, and acceleration features for the Trust Securities correspond with those of the Floating Rate Notes. Payment of distributions on, and the redemption price and liquidation distributions on the Common Securities is subordinated to the payment of such amounts on the Preferred Securities.

The Trust Agreement provides for the payment of reasonable compensation of the trustees and payment of their expenses. It also provides for Firstbank’s indemnification of each trustee and its affiliates, and their officers, directors, shareholders, agents, representatives and employees, against loss, damage, and other liabilities relating to the Trust or performance of a trustee’s duties.

On October 12, 2004, the Trust sold $310,000 of Common Securities to Firstbank and $10,000,000 of Preferred Securities to the Purchaser. The proceeds were used by the Trust to purchase $10,310,000 of Floating Rate Notes from Firstbank, which were registered in the name of the Property Trustee on behalf of the Trust. The Trust Agreement provides for the issuance of Series B Common Securities and Series B Preferred Securities at the time of a subsequent closing on or before December 15, 2004, or such other later date as the parties may designate. The sale of the $10,000,000 of Preferred Securities authorized by the Trust Agreement was made to the Purchaser pursuant to the terms of a Placement Agreement dated October 12, 2004 described below.

Placement Agreement

On October 12, 2004, Firstbank and the Trust entered into a Placement Agreement (the “Placement Agreement”) with SunTrust Capital Markets, Inc. (“SunTrust”). The Placement Agreement provides SunTrust with the exclusive right to arrange for the sale to the Purchaser of the Preferred Securities for a purchase price of $10,000,000. The Placement Agreement provides that no commission is paid by Firstbank to SunTrust, and for the allocation of transaction expenses between Firstbank and SunTrust. It also provides for indemnification of SunTrust, its affiliates and the Purchaser against specified losses, claims, damages and liabilities related to the transaction. Pursuant to the Placement Agreement, the $10,000,000 of Preferred Securities was sold to the Purchaser by the Trust on October 12, 2004. It also requires that the proceeds of the Preferred Securities and the Common Securities of the Trust be used to purchase the corresponding series of Floating Rate Notes from Firstbank.

The Placement Agreement provided for a form of Subscription Agreement under which the Purchaser subscribes for the Preferred Securities. On October 12, 2004, the Purchaser, Firstbank, the Trust and SunTrust, entered into the Subscription Agreement for the $10,000,000 of Preferred Securities that was sold to the Purchaser by the Trust on that date. The Placement Agreement also provides for the forms of opinions of counsel that are to be delivered in connection with the closing of the Preferred Securities, and the form of a quarterly officer’s certificate and reports required to be delivered to SunTrust and the Purchaser. the Purchase Agreement provides that Preferred Securities will be guaranteed by Firstbank, on a subordinated basis, with respect to distributions and amounts payable upon liquidation, redemption or repayment pursuant to the terms of a Guarantee Agreement, which is described below.

Guarantee Agreement

On October 12, 2004, Firstbank, as Guarantor, entered into a Guarantee Agreement with Wilmington Trust Company, as Guarantor Trustee, for the benefit of the holders from time to time of the Preferred Securities. Pursuant to the Guarantee Agreement, Firstbank unconditionally agrees to pay to the holders of the Preferred Securities (to the extent not paid by or on behalf of the Trust, and without duplication), amounts due and payable under the Preferred Securities, to the extent that the Trust has funds available for such payment at the time. The Guarantee Agreement also provides for Firstbank’s payment to the Guarantee Trustee of reasonable compensation from time to time, and for Firstbank to indemnify and hold harmless the Guarantee Trustee and its officers, directors, shareholders, employees, representatives and agents from losses, damage, and other liabilities in connection with its service as Guarantee Trustee. Firstbank’s obligations under the Guarantee Agreement are subordinate and junior in right of payment to all of Firstbank’s Senior Debt.

Press Release

On October 12, 2004, Firstbank issued a press release regarding the issuance of the Preferred Securities. A copy of the press release is filed as Exhibit 99.1 to this report.

The Preferred Securities, the Common Securities, the Floating Rate Notes and the Guarantee Agreement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release of Firstbank Corporation dated October 12, 2004 regarding issuance of trust preferred securities

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 12, 2004	FIRSTBANK CORPORATION (Registrant) By:/s/ Samuel G. Stone Samuel G. Stone Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release of Firstbank Corporation dated October 12, 2004 regarding the issuance of trust preferred securities.

PRESS RELEASE

Firstbank Corporation	Contacts:	Samuel G. Stone
311 Woodworth Avenue		Executive Vice President
Alma, Michigan 48801		and Chief Financial Officer
NASDAQ Symbol: FBMI		Phone: (989) 466-7325

For Immediate Release October 12, 2004

FIRSTBANK CORPORATION
ANNOUNCES $10.0 MILLION ISSUANCE OF
TRUST PREFERRED SECURITIES

Alma, Michigan, October 12, 2004 — Firstbank Corporation (“Firstbank”) (Nasdaq: FBMI) today announced that it has raised $10.0 million through a private offering of trust preferred securities. The trust preferred securities were issued by a special purpose trust subsidiary as part of a pooled transaction.

The trust preferred securities will mature in 30 years and bear an initial interest rate of 4.05% per annum. The rate will adjust quarterly to three-month LIBOR plus a specified spread. Interest on the securities is payable quarterly. Firstbank may redeem the trust preferred securities, in whole or in part, on or after October 18, 2009, or earlier under certain conditions.

The proceeds of the trust preferred offering qualify as Tier 1 capital for regulatory purposes, up to 25% of total Tier 1 capital. “This offering provides the company with long term funding which not only supplements our regulatory capital, but also provides additional capital which can be used to enhance our capital management or for future growth opportunities,” stated Thomas R. Sullivan, Chief Executive Officer.

Firstbank expects to use the net proceeds from the offering for general corporate purposes, including paying down a line of credit. Firstbank had drawn on its line of credit to fund the common stock self tender offer that was completed in August 2004. Now that the self tender offer has been completed and the trust preferred capital is in place, Firstbank has the ability at its discretion to purchase additional shares of its common stock in the open market pursuant to previously announced stock repurchase programs.

Stifel, Nicolaus & Company, Inc. acted as referral agent for the transaction.

Firstbank intends to release its third quarter earnings on October 19, 2004.

Firstbank Corporation, headquartered in Alma, Michigan is currently a five bank financial services company with assets of $786 million and 35 banking offices located in central and northeast Michigan. Bank subsidiaries include: Firstbank — Alma; Firstbank (Mt. Pleasant); Firstbank — West Branch; Firstbank — Lakeview; and Firstbank — St. Johns. Other corporate affiliates include 1st Armored, Inc.; 1st Title; Gladwin Land Company, Inc.; and C. A. Hanes Realty, Inc. Investment services are available through affiliations with CB Wealth Management, MML Investors Services, Inc., and Raymond James Financial Services Inc.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the trust preferred securities.

The foregoing material may contain forward-looking statements. Firstbank cautions that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements.